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                                CERTIFICATE OF TRUST
                                          OF
                           NEUBERGER & BERMAN EQUITY ASSETS

              This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

              1.      The  name of  the  trust is:    Neuberger &  Berman Equity
                      Assets ("Trust").

              2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                               The Corporation Trust Company
                               Corporation Trust Center
                               1209 Orange Street
                               Wilmington, Delaware  19801

              3.      This Certificate is effective upon filing.

              4. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

              IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate on this 14th day of October, 1993.

                                      /s/ Claudia A. Brandon
                                      ---------------------------------------
                                      Claudia A. Brandon, as
                                      Trustee and not individually

                                      /s/ Ellen Metzger
                                      ---------------------------------------
                                      Ellen Metzger, as
                                      Trustee and not individually

                                      /s/ Michael J. Wiener
                                      ---------------------------------------
                                      Michael J. Wiener, as
                                      Trustee and not individually

                                      Address:  605 Third Avenue
                                      New York, NY  10158
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     STATE OF NEW YORK
     CITY OF NEW YORK

             Before me this 14th day of October, 1993, personally appeared the above-named Claudia A. Brandon, Ellen Metzger, and Michael J. Wiener, known to me to be the persons who executed the foregoing instrument and who acknowledged that they executed the same.



                                      /s/ Loraine Olavarria
                                      ---------------------------------------
                                      Notary Public


             My commission expires April 15, 1995

                                      Loraine Olavarria
                                      Notary Public, State of New York
                                      Qualified in Bronx County
                                      Commission Expires 4-15-95
































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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                         ------------------------------------


             I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "NEUBERGER & BERMAN EQUITY ASSETS", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF OCTOBER, A.D. 1993, at 10 O'CLOCK A.M.


                                      [LOGO]



                           SEAL OF THE STATE OF DELAWARE




                                      /s/ Edward J. Freel
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State


























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